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                                                                EXHIBIT 99.B1(a)


                  NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                             ARTICLES OF AMENDMENT
                                      AND
                             RESTATEMENT OF CHARTER

     Nicholas-Applegate Growth Equity Fund, Inc., a Maryland corporation, (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to amend and restate the charter of the Corporation as currently in effect.

     SECOND: These Articles of Amendment and Restatement of Charter were approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

     THIRD: The charter of the Corporation is hereby amended and restated as follows:

     By (i) changing the number of classes of the Board of Directors: (ii) granting the stockholders the right to have their shares of Common Stock redeemed at the right to have their shares of Common Stock redeemed at the net asset value per share under certain circumstances; and (iii) restating the charter of the Corporation so that the same may read as follows:


                         *    *    *    *    *



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                  NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                           ARTICLES OF INCORPORATION

     FIRST: THE UNDERSIGNED, Jay A. Radov, whose address is 1100 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                   NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

     THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are to operate as and carry on the business of a closed-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and, in general, to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland.

     FOURTH: The present address of the principal office of the Corporation in this State is 32 South Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation are The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

     SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $1,000,000. All of such shares are initially classified as "Common Stock".

     (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.


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          (1) Each share of Common Stock shall have one vote, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (2) Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

     SEVENTH: The number of directors of the Corporation shall be no less than three (3) nor more than nine (9), provided however that in accordance with the Maryland General Corporation Law, the number of directors may be less than three
(i) if no shares of the Corporation's stock are outstanding, there shall be at least one director and (ii) if shares of the Corporation's stock are outstanding and there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting of stockholders or until their successors are duly chosen and qualified are:

                               Arthur E. Nicholas
                               Fred C. Applegate

     Whenever there shall first be at least three directors, the directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of Class I first chosen shall hold office for one year or until the first annual election following their election; directors of Class II first chosen shall hold office for two years or until the second annual election following their election; and directors of Class III first chosen shall hold office for three years or until the third annual election following their election; and, in each case, until their successors are duly elected


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and qualify. At each future annual meeting of the stockholders, the successors to the Class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one Class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

     Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

     Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors.

     EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     (1) Except as provided under the provisions of Section (5) of this Article, the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (2) No, holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of


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Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     (3) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By--Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

     (4) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other Corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the director


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for the authorization, approval, or ratification of the contract or transaction.
This Section applies if:

          (a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or Corporation, firm, or other entity; or

          (b) the contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors or the stock owned by them or by an interested Corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

     (5) The affirmative vote or consent of the holders of more than two--thirds of the outstanding shares of Common Stock of the Corporation is necessary to approve any of the following transactions with a person or entity that is directly or indirectly the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Corporation:

          (a) a merger or consolidation of the Corporation with or into any other corporation;

          (b) the issuance of any capital stock of the Corporation to any such person or entity for cash;


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          (c) the sale, lease or exchange of all or any substantial part of the assets of the Corporation to any such person or entity except assets having an aggregate fair market value of less than $1,000,000; or

          (d) the sale, lease or exchange to the Corporation, in exchange for capital stock of the Corporation, of any assets of any such person or entity except assets having an aggregate fair market value of less than $1,000,000;

provided, however, that such vote or consent will not be required if the Board of Directors authorizes, approves or ratifies the transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum.

     (6) Except for contracts, transactions, or acts required to be approved under the provisions of Section (4) or (5) of this Article, any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

     (7) Unless the By--Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

     (8) Commencing with the calendar year of the Corporation which begins on January 1, 1992, and in each third calendar year thereafter, if (i) the Corporation has not yet adopted the amendment described in this subsection, and
(ii) shares of the Corporation's Common Stock have traded on the principal securities exchange where listed at an average discount from net asset value of more than 5%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 52 calendar weeks next preceding January 1 of each such year, the Corporation will submit to its stockholders at the next succeeding annual meeting of stockholders a proposal, to the extent consistent with the Investment Company Act of 1940, to amend these Articles of Incorporation to provide that, upon the adoption of such amendment by the holders of a majority of the


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Corporation's outstanding shares of Common Stock, each share of the
Corporation's Common Stock may be presented to the Corporation, at the option of the holder thereof, as of the last trading day of each calendar quarter, upon written notice delivered to the Corporation's transfer agent not less than 30 days prior thereto, for payment to the holder at net asset value per share at the close of business on the day of presentment.

     (9) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

     (10) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws;
(b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

     (11) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

     The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the


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Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH: The duration of the Corporation shall be perpetual.

                                    * * * * *




     FOURTH: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares, all of which are Coninon Stock ($ .01 par value).

          (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares, all of which are Common Stock (par value $ .01 per share).

          (c) The aggregate par value of all shares having a par value is $1,000,000 after the amendment.






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     IN WITNESS WHEREOF, Nicholas-Applegate Growth Equity Fund, Inc., a Maryland
corporation, has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on 3-17, 1987.

WITNESS:                                          NICHOLAS-APPLEGATE GROWTH
                                                       EQUITY FUND, INC.

/s/ Robert E. Carlson                             By /s/ Fred C. Applegate
---------------------------                          ----------------------
Secretary                                            President




     THE UNDERSIGNED, President of Nicholas-Applegate Growth Equity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                                  By /s/ Fred C. Applegate
                                                     ----------------------
                                                     President





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